UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): November 16, 2015 (November 14, 2015)

RREEF Property Trust, Inc.
(Exact Name of Registrant as Specified in Its Charter)

Maryland (State or other jurisdiction of incorporation)	333-180356 (Commission File Number)	45-4478978 (I.R.S. Employer Identification No.)

345 Park Avenue, 26th Floor, New York, NY 10154
(Address of principal executive offices, including zip code)

(212) 454-6260
(Registrant's telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐           Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐           Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐           Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐           Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.02 Termination of a Material Definitive Agreement.

On November 14, 2015, RREEF Property Trust, Inc. (the “Company”) and RREEF Property Operating Partnership, LP, the Company’s operating partnership (the “Operating Partnership”) provided notice of termination of the wholesaling agreement, dated as of March 18, 2014 (the “Agreement”), by and among the Company, the Operating Partnership, SC Distributors, LLC, the Company’s dealer manager (the “Dealer Manager”), and Realty Capital Securities, LLC, the Company’s former wholesaler (“RCS”). Under the Agreement, RCS served as the Dealer Manager’s distribution agent to assist the Dealer Manager with recruiting participating broker-dealers for the sale of the Company’s common stock in its continuous public offering, providing training and education to the participating broker-dealers, administering the due diligence process and approval of the offering by participating broker-dealers and providing marketing, sales and other support as necessary. The termination is effective November 24, 2015.

The Dealer Manager will continue in its role under the Dealer Manager Agreement dated as of December 28, 2012.

No early termination penalties were incurred by the Company in connection with the termination of the Agreement.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

RREEF Property Trust, Inc.
By:	/s/ Eric Russell
Name:	Eric Russell
Title:	Chief Financial Officer (Principal Financial and Accounting Officer)

Date: November 16, 2015